UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 20, 2010
(Date of earliest event reported)
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other jurisdiction of incorporation)	001-14437 (Commission File Number)	52-2115953 (IRS Employer Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road, 5th Floor
Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On July 20, 2010, RTI International Metals, Inc. (the “Company”) entered into an amended and restated long-term procurement frame contract (the “Amended Contract”) with EADS Deutschland GmbH as Lead Buyer for the EADS group of companies, including Airbus (collectively referred to as “Airbus”), which amends and restates the procurement frame contract previously entered into in May 2006 and supplemented in September 2007. The Amended Contract provides for the Company to supply titanium mill products, fabricated parts and services to support Airbus’ titanium requirements. The term of the Amended Contract remains through 2020.
     Under the terms of the Amended Contract, the Company has been selected as a supplier for Airbus A350 seat track extrusions through 2020 and has been awarded a five-year work package for Airbus A320 flap tracks. The Amended Contract also provides Airbus flexibility with respect to previously required volumes in 2010 and 2011, and accelerates the move to a market share arrangement from 2015 to 2012, wherein the Company will receive orders for approximately 30% to 35% of Airbus’ requirements for covered mill products.
     The summary of the Amended Contract in this Current Report on Form 8-K is qualified in its entirety to the full text of the Amended Contract attached hereto as Exhibit 10.1 and incorporated herein by reference. Further, a copy of the press release announcing the Amended Contract is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed or furnished as the case may be pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Procurement Frame Contract between EADS Deutschland GmbH and RTI International Metals, Inc. dated July 20, 2010
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: July 22, 2010	By:	/s/ William T. Hull
		Name:	William T. Hull
		Title:	Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Procurement Frame Contract between EADS Deutschland GmbH and RTI International Metals, Inc. dated July 20, 2010
99.1	Press Release